UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  _February 13, 2014

UNITED COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

Indiana	0-54876	80-0694246
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

92 Walnut Street, Lawrenceburg, Indiana  47025
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:   (812) 537-4822

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders

(a)The annual meeting of stockholders of United Community Bancorp (the “Company”) was held on February 13, 2014.

(b)The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1.	The following individuals were elected as directors, for the term reflected below, by the following vote.
Name	Votes For	Votes Withheld	Broker Non-Votes

For a term of three years:
Eugene B. Seitz, II	3,030,434	589,054	921,895
G. Michael Seitz	3,047,272	572,216	921,895
Elmer G. McLaughlin	3,216,192	921,895	921,895

2.	The appointment of Clark, Schafer, Hackett & Co. as the independent registered public accounting firm for the fiscal year ending June 30, 2014 was ratified by the stockholders by the following vote:

Shares Voted For	Shares Voted Against	Abstentions
4,351,205	181,126	5,647

There were 3,405 broker non-votes on the proposal.

3.	The approval of the United Community Bancorp 2014 Equity Incentive Plan was approved by the stockholders by the following vote:

FOR	AGAINST	ABSTAIN
2,620,841	990,152	8,493

There were 921,897 broker non-votes on the proposal.

4.	An advisory vote was taken on the compensation of the Company’s named executive officers as disclosed in the proxy statement for the annual meeting of stockholders and the vote was as follows:

FOR	AGAINST	ABSTAIN
3,464,892	129,177	25,419

There were 921,895 broker non-votes on the proposal.

5.	An advisory vote was taken on the frequency of the advisory vote on the compensation of the Company’s named executive officers and the vote was as follows:

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
3,332,259	169,230	88,264	29,735

There were 921,895 broker non-votes on the proposal.

The Company’s Board of Directors has determined that an advisory vote on the approval of the compensation of the Company’s named executive officers will be included annually in the Company’s proxy materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANCORP

Date: February 18, 2014	By:	/s/ William F. Ritzmann
William F. Ritzmann
President and Chief Executive Officer